Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

19 September 2025

raymond.ng@harneys.com

+852 5806 7883

058393-0001-RLN

OBOOK HOLDINGS INC.

9F., No. 28, Wencheng Rd., Beitou Dist.,

Taipei City 112, Taiwan,

Republic of China

Dear Sir or Madam

OBOOK HOLDINGS INC. (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the registration of the resale of up to 4,729,695 class A common shares of par value US$0.001 each of the Company (the Resale Shares) (the Offering).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1

Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$1,000,000 divided into (i) 924,000,000 class A common shares with nominal or par value of US$0.001 each; (ii) 75,000,000 class B common shares with nominal or par value of US$0.001 each; and (iii) 1,000,000 class A preferred shares with nominal or par value of USD0.001 each.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | PM Kay | SG Gray | MW Kwok |
IN Mann | R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

3

Sale of Resale Shares. The Resale Shares to be sold by the shareholders as identified by the Registration Statement are allotted and issued as fully paid and non-assessable shares, and there will be no further obligation on the holders of any of the Resale Shares to make any further payment to the Company in respect of such Resale Shares.

4

Cayman Islands Law. The statements under the headings “Enforcement of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1	The certificate of incorporation of the Company dated 20 April 2011.

2

The form of the third amended and restated memorandum and articles of association of the Company to be approved and adopted by a special resolution of the Company and to become effective immediately prior to completion of the Offering (the M&A).

3	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 15 September 2025.

4	A certificate of incumbency in respect of the Company issued by the registered office provider of the Company, Gold-In (Cayman) Co., Ltd., dated 12 September 2025.

5	The register of directors and officers of the Company provided to us on 15 September 2025.

6	The register of members of the Company provided to us on 15 September 2025.

7	A copy of the unanimous written resolutions of the board of directors of the Company dated 31 August 2025 (the Resolutions).

8

The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via a digital system made available through the Grand Court of the Cayman Islands from the incorporation date of the Company to 18 September 2025 (the Court Search Date).

9	A certificate issued by a director of the Company dated 15 September 2025, a copy of which is attached hereto (the Director’s Certificate).

10	The Registration Statement filed with the Commission on 19 September 2025.

(1 to 7 above are the Corporate Documents, and 1 to 10 above are the Documents).

SCHEDULE 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3

Court Search. The Court Register examined by us via the Court’s Digital System on the Court Search Date constitutes a complete record of the proceedings for such period before the Grand Court of the Cayman Islands.

4

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

5

No Steps to Wind-up. The director(s) and shareholder(s) of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6

Resolutions. The Resolutions have been duly executed by or on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Resale Shares, that a shareholder shall not, in respect of the relevant Resale Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (2025 Revision) of the Cayman Islands.

5

Court Search. The search of the Court Register has been undertaken on a digital system made available through the Grand Court of the Cayman Islands, and through inadvertent errors or delays in updating such digital system (and/or the Court Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The search of the Court Register would not reveal, amongst other things, any writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim or third party notice (Originating Process) filed with the Grand Court of the Cayman Islands which, pursuant to the rules of the Grand Court of the Cayman Islands or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).

Annex

Director’s Certificate